Exhibit 99.1

Press Release	Source: Rapid Link, Inc.

Rapid Link Announces New CEO, CFO, and Board Member
Friday October 10, 12:58 pm ET

Rapid Link Restructures Executive Management in Manner Consistent With Recent Expansions and Growth as a Hybrid Fiber Fixed Wireless Provider

OMAHA, NE--(MARKET WIRE)--Oct 10, 2008 -- Rapid Link, Incorporated (OTC BB:RPID.OB - News), a leading provider of WiMax and Communication Services, announced today the appointment of Chris Canfield as its new Chief Executive Officer, and Michael McGuane as its new Chief Financial Officer. Additionally Matt Liotta, former founder and Chief Executive of One Ring Networks, Inc., will join the Board of Directors.

Mr. Canfield has served as the President and Chief Financial Officer, Board member, and President of Rapid Link since 2006, and takes over for John Jenkins who will remain as Chairman of the Board. Michael McGuane takes on the CFO role effective immediately, moving into the executive ranks from his current role as Vice President of Finance. Currently serving as Rapid Link's Chief Technology Officer, Mr. Liotta has agreed to a Board position effective immediately. Mr. Liotta brings a wealth of insight and industry knowledge to the Board.

"I speak on the behalf of the entire Board and all of our employees when I say that Rapid Link is very pleased to announce these broad changes in our executive and director structure. Chris has served the company well as our President and CFO and has over time assumed the primary role as day to day overseer of our company. It is a natural progression to appoint him as our CEO, and I am sure he will continue to provide sound leadership and sensitive oversight to shareholder interests. Mike McGuane has proven himself out as a key member of our team, and we are very pleased that he will assume the CFO role. As we move forward as a hybrid fiber / fixed wireless, voice and internet service provider, we need and value Matt's breadth of knowledge as one of the industry's few unquestioned experts in this field. He will be a terrific addition to our Board," commented John Jenkins, Chairman of Rapid Link.

About Rapid Link

Rapid Link, Incorporated (www.rapidlink.com) is a Diversified Communication Services company, supplying bundled internet and voice services to Business and Residential customers. Rapid Link offers broadband access via its own facilities to ensure fast and reliable delivery of its content. As a leading licensed WiMAX carrier, Rapid Link is on the cutting edge of this exciting new technology. We are one of the only carriers that can offer an end-to-end solution for our customers without a dependency on any other company's resources.

For more information, visit www.rapidlink.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, but are not limited to, risks and uncertainties such as the failure to satisfy contractually agreed upon closing conditions that may delay or prevent the closings of subsequent debt financings contemplated by the applicable agreements; the risk factors noted in the Company's filings with the United States Securities and Exchange Commission, such as the trading price of the Company's common stock reaching levels that would cause funding to occur; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products, services and enhancements by competitors; the competitive nature of the markets for the Company's products and services; the Company's ability to gain market acceptance for its products and services; the Company's ability to fund its operational growth; the Company's ability to attract and retain skilled personnel; the Company's ability to diversify its revenue streams and customer concentrations; and the Company's reliance on third-party suppliers.

Contact:
For more information:
Rapid Link, Incorporated
Investor Relations
402-392-7561

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Source: Rapid Link, Inc.